Exhibit 10.31.3

FORM OF FREESTANDING STOCK APPRECIATION RIGHT AGREEMENT

Date:

Company: Ormat Technologies, Inc.	Date(s) First Exercisable:
Date of Grant:	Number:
No. of Shares:	Number:
Grant Price per Share:	Number:

Last Exercise date:

PERSONAL AND CONFIDENTIAL

(Name and Address)

Dear (Name):

We are pleased to inform you that, as an eligible employee of Ormat Technologies, Inc. (herein called the “Company”) or one of its subsidiaries, you have been granted a stock appreciation right (herein called a “right”) under the Company’s 2012 Incentive Compensation Plan (as amended and restated) and the Freestanding Stock Appreciation Right Terms and Conditions (herein called the “Plan” and the “Terms and Conditions”).

By your signature, you agree that the right is granted under and governed by the Plan and the Terms and Conditions, and acknowledge receipt of these documents, as well as the Prospectus for the Plan and the form[s] of Notice of Exercise of Freestanding Stock Appreciation Right.

As set forth in Section 1 of the Terms and Conditions, a signed copy of this agreement must be received by the Corporate Secretary of the Company, c/o Ormat Systems Ltd., Industrial Area, P.O. Box 68, Yavne 8100 Israel before 5:00 P.M. Eastern time on the 3rd business day after the date of grant noted above. If the 3rd business day is a holiday in the United States or in Israel, such signed copy of this agreement will be considered timely received if it is received by 5:00 P.M. Eastern Time on the following business day in the United States and Israel after such holiday. Failure to return a signed copy of this agreement will terminate this right.

Very truly yours,

ORMAT TECHNOLOGIES, INC.

Signature of Employee

Date

FREESTANDING STOCK APPRECIATION RIGHT
TERMS AND CONDITIONS

As a participant in the Ormat Technologies, Inc. 2012 Incentive Compensation Plan (as amended and restated, the “Plan”), you have been granted a stock appreciation right (herein called a “right”) under the Plan. The right gives you the opportunity to receive at the time of exercise of the right shares of Common Stock of the Company equal to the amount by which the market value of all shares in respect of which the right is exercised exceeds the grant price set forth in the Freestanding Stock Appreciation Right Agreement (herein called the letter agreement) multiplied by the number of shares in respect of which the right is exercised, subject to your acceptance of the right as provided in Section 1 below and the other terms and conditions described below.

The date of the grant of the right (herein called the date of grant) and the date the right expires are set forth in the letter agreement.

Note that all capitalized terms in the letter agreement and these Terms and Conditions are defined in the Plan, except as indicated in such agreement and herein. All terms of the Plan are hereby incorporated into these Terms and Conditions.

1.

Acceptance of Right: The right cannot be exercised unless you sign your name in the space provided on the enclosed copies of the letter agreement and cause one signed copy to be received by the Corporate Secretary of the Company, c/o Ormat Systems Ltd., Industrial Area, P.O. Box 68, Yavne 8100 Israel (or to such other person and place as the Company may specify in writing), before 5:00 P.M. Eastern Time on the 3rd day after the date of grant. If the 3rd day is a holiday in the United States or in Israel, such signed copy of the letter agreement will be considered timely received if it is received by 5:00 P.M. Eastern Time on the following business day in the United States and Israel after such holiday. If the Corporate Secretary does not receive your properly executed copy of the letter agreement before such time, then, anything in the letter agreement and these Terms and Conditions to the contrary notwithstanding, the right will terminate immediately. (Your signing and delivering a copy of the letter agreement will evidence your acceptance of the right upon these Terms and Conditions.)

2.	Exercise:

(a)

Subject to the provisions of this Section 2 and of Section 4, the right shall be exercisable in accordance with the following vesting schedule: (i) __% of the right shall vest on the ______ anniversary of the date of grant; (ii) an additional ___% of the right shall vest on the _______ anniversary of the date of grant; and (iii) the remaining __% of the right shall vest on the _______ anniversary of the date of grant. Except as otherwise provided in Section 4, the right shall lapse on the seventh anniversary of the date of grant. No fractional shares shall be delivered and fractional shares shall be disregarded.

(b)

The right shall not become exercisable unless you shall have remained continuously in the employ or service of the Company or of one or more of its Subsidiaries for at least __ years beginning with the date of grant, except as provided in Section 4. The unexercisable portion of the right hereby granted (in accordance with the vesting schedule above) will terminate on the date of your Separation from Service for any reason.

3.

Transferability of Right: The right shall not be transferable by you otherwise than (i) by will or (ii) by the laws of descent and distribution. Any transferred right shall continue to be subject to these Terms and Conditions.

4.

Death or Retirement: Section 2 to the contrary notwithstanding, if you incur a Separation from Service because you die or because of Retirement, the right will only be exercisable to the extent it was exercisable under Section 2(a) on the date of your death or on the date of your Retirement. Notwithstanding Section 2, in the event of your Separation from Service because you die or because of Retirement, your personal representative or you, respectively, may exercise the exercisable portion of the right hereby granted for __ year following the Separation from Service (but not later than ___ years from the date of grant). Retirement means a separation from service upon attainment of age 65 or, in those countries in which the law determines retirement age, such applicable age.

5.	Other Separation from Employment:

(a)

If you incur a Separation from Service for any reason other than death or Retirement, the exercisable portion of the right hereby granted will be exercisable for thirty days following your Separation from Service; provided that in no event will the right be exercisable after the expiration of _____ years from the date of grant.

(b)

For the purposes of the letter agreement, your employment by a Subsidiary of the Company shall be considered terminated on the date that the company by which you are employed is no longer a Subsidiary of the Company.

6.

Listing Requirements: The Company shall not be obligated to deliver any certificates representing shares until all applicable requirements imposed by federal and state securities laws and by any stock exchanges upon which the shares may be listed have been fully met.

7.

Transfer of Employment: Leave of Absence: A transfer of your employment from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, without an intervening period, shall not be deemed a Separation from Service. If you are granted an authorized leave of absence, you shall be deemed to have remained in the employ of the Company or a Subsidiary during such leave of absence.

8.	Adjustments in Right:

(a)

The existence of the letter agreement and the right shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the shares or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business.

(b)

In the event of any change in or affecting the outstanding shares by reason of a stock dividend or split, merger or consolidation (whether or not the Company is the surviving corporation), recapitalization, spin-off, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make such amendments to the Plan, the letter agreement, these Terms and Conditions and the right and make such adjustments and take actions thereunder as it deems appropriate, in its sole discretion, under the circumstances. Such amendments, adjustments and actions may include, but are not limited to, (i) changes in the number and kind of shares set forth in the letter agreement, (ii) changes in the grant price per share, and (iii) accelerating the vesting of the right. The determination by the Board as to the terms of any of the foregoing adjustments shall be conclusive and binding.

9.

Stockholder Rights: Neither you nor any other person shall have any rights of a stockholder as to shares until, after proper exercise of the right, such shares shall have been recorded by the Company’s registrar, American Stock Transfer and Trust Company (herein called “AST”), as having been issued or transferred, as the case may be.

10.

Notice of Exercise: Subject to these Terms and Conditions, the right may be exercised by a completed notice of exercise that: (i) is delivered to the Company's incentive compensation agent, ESOP Excellence Ltd., Aviv Tower, 7 Jabotinsky St., Ramat Gan, 52520 Israel (or to such other person and place as the Company may specify in writing); and (ii) states the number of shares of Common Stock as to which the right is being exercised. The notice of exercise may be delivered by facsimile transmission or electronic mail or may be submitted online via the ESOP Excellence website. Any notice of exercise delivered as required by this Section 10 will be effective only in accordance with the provisions of and to the extent set forth in the notice of exercise. If a properly executed notice of exercise is not received by ESOP Excellence (or other person designated by the Company) by 5:00 P.M. Eastern Time on the applicable expiration date specified in the letter agreement, the notice will be deemed null and void and of no effect. If notice of exercise of the right is given by a person other than you, the Company may require as a condition to exercising the right that appropriate proof of the right of such person to exercise the right be submitted to the Company. Certificates for any shares of Common Stock issued upon exercise will be issued and delivered as soon as practicable.

11.	Delivery of Shares:

(a)	Certificates for any shares issuable upon exercise will be issued and delivered as soon as practicable, subject to Section 6.

(b)

If a Registration Statement on Form S-8 is in effect with respect to the right, you can arrange with your stockbroker to have the broker exercise your right on your behalf and have the shares withdrawn from AST electronically by DWAC for deposit in your brokerage account.

12.	Tax Matters:

(a)	Before exercising the right, you should consult your tax advisor about tax consequences.

(b)

Tax Withholding for U.S. Employees: If and to the extent Federal income tax withholding (and state and local income tax withholding, if applicable) may be required by the Company in respect of taxes on income you realize upon or after exercise of any portion of the right, or upon disposition of the shares of Common Stock acquired by the right, the Company may withhold such required amounts from your future paychecks or may require that you deliver to the Company the amounts to be withheld. You may also pay the minimum required Federal income tax withholding (and state and local income tax withholding, if applicable) by electing either to have the Company withhold a portion of the shares of Common Stock otherwise issuable upon exercise of the right, or to deliver other shares of Common Stock you own, in either case having a fair market value (on the date that the withholding amount is to be determined) of the minimum amount required to be withheld, provided that the election will be irrevocable and will be subject to such rules as the Committee may adopt. You may also arrange to have any tax (or taxes) paid directly to the Company on your behalf from the proceeds of the sale of Common Stock to the extent provided in the notice of exercise referred to in Section 10.

(c)

Tax Withholding For Israeli Employees - The provisions specified in Annex A attached hereto shall apply only to Eligible Individuals who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the payment of tax, from the date of the grant and until the last Exercise date.

13.

Employment: Nothing contained herein shall confer any right to continue in the employ or other service of the Company or a Subsidiary or limit in any way the right of the Company or a Subsidiary to change your compensation or other benefits or to terminate your employment or other service with or without cause.

14.

Short-Swing Trading: An executive officer of the Company or one of its Subsidiaries who exercises a right or whose right is cashed out must report the disposition of the right on a Form 4 Statement of Changes in Beneficial Ownership filed within two trading days with the IDEA database of the Securities and Exchange Commission. (The Corporate Secretary of the Company will provide a form of the Form 4 on request but the filing is the personal responsibility of the option holder). Further, executive officers should review the Company’s Policy Statement on Insider Trading before making arrangements for the sale of shares to be issued upon exercise of the right.

15.	Time of Essence: Time is of the essence with respect to delivering notices and stock certificates hereunder. There is no grace period.

16.	Successors: These Terms and Conditions are binding on your heirs and personal representatives and on the successors of the Company.

17.	Counterparts: The letter agreement may be executed in duplicate counterparts, each of which shall be deemed to be an original.